Exhibit 32.2
Certification of Chief Financial Officer
Pursuant to Rule 13a-14(b) or 15d-14(b) under the Securities Exchange Act of 1934
          In connection with the quarterly report of NGAS Resources, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2006, as filed with the Securities Exchange Commission on the date hereof under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the undersigned, Michael P. Windisch, Chief Financial Officer of the Company, certifies pursuant to Rule 13a-14(b) or 15d-14(b) under the Exchange Act that:
          1. The report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
          2. The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the date and for the periods reported therein.

/s/ Michael P. Windisch Michael P. Windisch
Chief Financial Officer
November 9, 2006